Exhibit 10.35

HOTEL MANAGEMENT AGREEMENT THIS HOTEL MANAGEMENT AGREEMENT (this "Agreement") is made as of the 2nd day of November, 2017, between HD SUNLAND PARK PROPERTY, L.L.C. ("Owner"), a Delaware limited partnership, and ELEVATION HOTEL MANAGEMENT, L.L.C. ("Operator"), a Colorado limited liability company. RECITALS A. Owner is the owner of certain land and improvements (known as the Holiday Inn El Paso Sunland Park) located at 900 Sunland Park, El Paso, TX 79922 (the "Hotel"); B. Operator is presently engaged and experienced for the operation, maintenance and management of hotels similar to the Hotel; and C. Owner desires to engage Operator as agent to operate, maintain and manage the Hotel, manage staff employed by the Operator and to conduct its day-to-day operations, and Operator desires to accept such engagement, on the terms and conditions set forth herein. NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, Owner and Operator agree as follows: ARTICLE I THE HOTEL 1.1 Owner and Operator acknowledge that the Hotel consists of and contains: A. Building (the "Building") with 175 guest rooms, restaurant(s), lounge(s)/bar(s), and conference and meeting rooms and any outdoor parking areas or other facilities located on such land; B. Mechanical systems and built-in installations (the "Installations") of the Building including, but not limited to, heating, ventilation, air conditioning, electrical and plumbing systems, elevators and escalators, and built-in laundry, refrigeration and kitchen equipment; C. Furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures and hotel equipment and vehicles (the "FF&E"); D. Chinaware, glassware, silverware, linens, and other items of a similar nature (the "Operating Equipment"); E. Stock and inventories of paper supplies, cleaning materials and similar consumable items and food and beverage (the "Operating Supplies"); and F. All land owned by Owner upon which the Hotel operates, including outdoor pool and outdoor surface parking and any signage, rights, easements or other interests associated therewith. ARTICLE II TERM 1

2.1 This Agreement is effective on November 2, 2017 (the "Commencement Date"), and shall have a term commencing on the Commencement Date and expiring on March 1, 2019 (the "Initial Term"), unless sooner terminated in accordance with the provisions of this Agreement or unless extended as provided by the terms of this Agreement or as otherwise provided by the written agreement of Owner and Operator. This Agreement shall automatically renew for additional terms of three (3) years (the "Renewal Term") unless either party gives the other party written notice of termination or requests to renegotiate existing terms ninety (90) days before the end of the Initial Term or the then applicable Renewal Term. Any and all references contained herein to Term shall be deemed to include the Initial Term and the Renewal Term(s). ARTICLE III APPOINTMENT AND AGREEMENT OF OPERATOR 3.1 Owner hereby engages Operator as the exclusive operator of the Hotel during the Term and Operator hereby accepts such engagement. 3.2 Subject to the terms of this Agreement and the applicable Budgets, and subject to Owner's input from time to time in accordance with Section 3.4, Operator shall have control and discretion in the operation, direction, management and supervision of the Hotel. Such control and discretion of Operator shall include, without limitation, the determination of credit policies (including entering into agreements with credit card organizations), terms of admittance, charges for rooms, food and beverage policies, employee wage, benefits and severance policies, entertainment and amusement policies, leasing, licensing and granting of concessions for commercial space at the Hotel, and all phases of advertising, promotion and publicity relating to the Hotel. 3.3 Operator shall operate the Hotel and all of its facilities and activities in the same manner as is customary and usual in the operation of similar hotels in the area of the Hotel and in compliance with the applicable franchise agreement (subject to the limitations contained in section 3.7 thereof) to the extent consistent with the Budgets and the Hotel's facilities. 3.4 Operator will be available to consult with and advise Owner, at Owner's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Hotel. Operator shall in all events consult with Owner before implementing any material changes in policies and procedures relating to the Hotel. 3.5 During the Term, Operator, as agent and for the account of Owner, shall in accordance with the Budgets (as defined in section 7.4) and the other applicable provisions of this Agreement (including, without limitation any provisions requiring prior approval of Owner), and only to the extent Owner has provided sufficient funds therefor, either through Hotel operations or directly from Owner: A. Recruit, train, direct, and supervise on-site staff (the "Hotel Employees") for the operation of the Hotel, including establishing key performance indicators, standards and goals for all staff and managing staff to meet all established standards and goals in a timely fashion, such standards and goals to be consistent with IHG brand standards; 2

B. Develop and implement advertising, marketing, promotion, publicity and other similar programs for the Hotel and work with the IHG management and marketing team to increase occupancy and average room rates at the Hotel; C. (i) Negotiate and enter into leases, licenses and concession agreements (collectively, the "Leases") for stores, office space and lobby space at the Hotel, collect the rent under such Leases and otherwise administer the leases (ii) negotiate, enter into and otherwise administer contracts (collectively, the "Contracts") for the provision of services to the Hotel; provided, however, Operator will not enter into any Leases or Contracts without Owner's consent unless such Leases or Contracts are (a) for a yearly amount of less than $5,000, or (b) terminable by Owner on thirty (30) days prior written notice without the payment of any fees or penalties; notwithstanding anything to the contrary set forth in the foregoing clause, Operator shall not terminate its food service operation at the Hotel or replace it with an outside service without Owner's prior written consent. Owner shall have three (3) business days to object to Operator's written request for approin the event Owner does not object in writing by the end of the third business day following receipt of written notice from Operator requesting approval, such request shall be deemed approved; D. Apply for, process and take all necessary steps to procure and keep in effect in Owner's name (or, if required by the licensing authority, in Operator's name or both) all licenses and permits required for the operation of the Hotel; E. Purchase all FF&E, Operating Equipment and Operating Supplies necessary for the operation of the Hotel; provided that any such items outside of the approved Budget shall be subject to Owner's prior written approval; F. Provide routine accounting and purchasing services as required in the ordinary course of business; G. Comply with all applicable laws, ordinances, regulations, rulings and orders of governmental authorities affecting or issued in connection with the Hotel, as well as with orders and requirements of any board of fire underwriters or any other body which may exercise similar functions, after Operator receives any notice of violation thereof; H. Develop and implement maintenance and preventative maintenance programs and inventory management programs, and cause all needed repairs and maintenance to the Hotel of which Operator is or should be aware to be made; in each case in compliance with Holiday Inn standards. Comply with the terms of the applicable hotel franchise or license agreement and use commercially reasonable efforts to operate the Hotel in accordance with the mortgage, deed of trust and other applicable loan documents (such hotel franchise or license agreement and mortgage/deed of trust and other loan documents, collectively, "Major Agreements"); J. Timely pay all mortgage payments, hotel occupancy taxes, licensing fees, franchise fees and other taxes, fees and tariffs to which the Hotel is subject by any governmental agency or pursuant to any of the Major Agreement; K. Timely pay vendors and suppliers and all other payments owed by the Hotel in the ordinary course of business; L. Operate the Hotel in substantial accordance with the Budget and Business Plan (substantial means within 90% of NOI); and 3

M. Provide such other services and required under the terms of this Agreement or as are customarily performed without additional fee by management companies of similar properties in the area of the Hotel. 3.6 Notwithstanding any other provision of this Agreement to the contrary, Operator's obligations with respect to any Major Agreement shall be limited to the extent (i) certified copies or complete and accurate summaries of the relevant provisions thereof have been delivered to Operator sufficiently in advance to allow Operator to perform such obligations and (ii) the provisions thereof and/or compliance with such provisions by operator (I) are applicable to the day-to-day operation, maintenance and non-capital repair and replacement of the Hotel or any portion thereof, (2) do not require contribution of capital or payments of Operator's own funds, (3) do not materially increase Operator's obligations hereunder or materially decrease Operator's other rights hereunder, (4) do not limit or purport to limit any corporate activity or transaction with respect to Operator or its Affiliates or any other activity, transfer, transaction, property or other matter involving Operator or its Affiliates other than at the site of the Hotel, and (5) are otherwise within the scope of Operator's duties under this Agreement. Owner acknowledges and agrees, without limiting the foregoing, that any failure of Operator or the Hotel to comply with the provisions of any Major Agreement to the extent arising out of (A) the condition of the Hotel, and/or the failure of the Hotel to comply with the provisions of such a Major Agreement, prior to Operator's assuming the day-to-day management thereof, (B) construction activities at the Hotel, (C) inherent limitations in the design and/or construction of, location of and/or parking at the Hotel, (D) written instructions from Owner to operate the Hotel in a manner inconsistent with the Major Agreements and/or (E) Owner's failure to approve any matter requested by Operator in Operator's reasonable good faith business judgment as necessary or appropriate to achieve compliance with any Major Agreement, shall not be deemed a breach by Operator of its obligations under this Agreement. Operator shall be entitled to rely on the certified copies or summaries of the franchise agreement provided by Owner. ARTICLE IV AGENCY; HOTEL EMPLOYEES 4.1 In the performance of its duties as Operator of the Hotel, Operator shall act solely as agent of Owner. Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner and Operator. Except as otherwise provided in this Agreement and except for the Operator's Overhead Expenses, (a) all debts and liabilities to third persons incurred by Operator in the course of its operation and management of the Hotel in accordance with the provisions of this Agreement shall be the debts and liabilities of Owner only and (b) Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotel as agent for Owner. Operator may so inform third parties with whom it deals on behalf of Owner and may take any other reasonable steps to carry out the intent of this paragraph. 4.2 All Hotel Employees shall be employees of Operator. All compensation (including without limitation all wages, fringe benefits, group benefits, severance payments, and payroll fees) of the 4

Hotel Employees shall be an Operating Expense (as defined in Section 10.2) and shall be borne by Owner and paid or reimbursed to Operator out of the Agency Account (as hereinafter defined) or if the amounts therein are insufficient by Owner upon demand therefor by Operator; provided, however, except as set forth in Section 9.2(A)(ii) hereof, the employees paid from the Hotel shall not include any persons who are properly the personnel of Operator's regional or central office, or any other personnel of Operator who do not work full time at the Hotel on solely the business of the Hotel. Owner acknowledges and agrees that Operator shall have the right to institute severance payment policies and bonus programs for the Hotel Employees so long as such policies are reasonable and customary in the industry and in conformance with Budgets and Article VII hereof. 4.3 In accordance with the Budgets, Operator may enroll the Hotel Employees in retirement, health and welfare employee benefit plans or group plans substantially similar to corresponding plans implemented in other hotels with similar service levels managed by Operator or similar limited-service hotels in the area of the Hotel. Such plans may be joint plans for the benefit of employees at more than one hospitality property owned, leased or managed by Operator or its Affiliates. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees which Operator may expend in connection therewith shall be the responsibility of Owner and shall be an Operating Expense. The administrative expenses of any joint plans will be equitably apportioned by Operator among properties covered by such plan. The apportionment shall be based upon the total costs of the administrative expenses multiplied by a fraction, the numerator of which is the total payroll expense of the Hotel, and the denominator of which is the total payroll expense of all hotels participating in the joint plans. Owner hereby acknowledges and agrees that compliance with the provisions of the Worker Adjustment and Retraining Notification Act and/or any similar state or local laws (together with all rules and regulations promulgated thereunder and including without limitation any such state or local laws, the "WARN Act") upon the occurrence of an event giving rise to the application of the WARN Act is the responsibility and obligation of Owner, and Owner hereby agrees to indemnify, defend and hold Operator harmless from and against any cost, expense, obligation, claim or other liability which Operator may incur arising out of or in connection with any breach or claimed breach of the WARN Act in connection with any such occurrence unless Owner provides to Operator at least seventy (70) days prior written notice of the event giving rise to the application of the Warn Act and Operator fails to provide any notices required by the WARN Act. 4.4 Operator, in its discretion, and in accordance with the Budgets (or with Owner's prior approval if such usage is outside the Budgets and is material) may (i) provide lodging for Operator's executive employees visiting the Hotel in connection with the performance of Operator's services and allow them the use of Hotel facilities and (ii) provide the General Manager of the Hotel and other Hotel Employees temporary living quarters within the Hotel and the use of all Hotel facilities, in either case at a discounted price or without charge as the case may be, in each case as the Owner and Operator may agree based upon the circumstances. 4.5 Operator shall not be liable for any failure of the Hotel to comply prior to the Commencement Date with any federal, state, local and foreign statutes, laws, ordinances, 5 regulations, rules, permits, judgments, orders and decrees affecting labor union activities, civil rights or employment in the United States, including, without limitation, the Civil Rights Act of 1870; 42 U.S.C. §1981, the Civil Acts of 1871, 42 U.S.C §1983 the Fair Labor Standards Act, 29 U.S.C. §201, et the Civil Rights Act of 1964, 42 U.S.C. §2000e, et as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C §621, et the Rehabilitation Act, 29 U.S.C. §701, et the Americans With Disabilities Act of 1990, 29 U.S.C. §706, 42 U.S.C. §12101, et the Employee Retirement Income Security Act of 1974, 29 U.S.C. §301, et the Equal Pay Act, 29 U.S.C. §201, et seq., the National Labor Relations Act, 29 U.S.C. §151, et and any regulations promulgated pursuant to such statutes (collectively, as amended from time to time, and together with any similar laws now or hereafter enacted, the "Employment Laws"). 4.6 Operator shall from time to time develop and implement policies, procedures and programs for the Hotel (collectively, the "Employment Policies") reasonably designated to effect compliance with the Employment Laws. The Employment Policies shall be consistent with industry standards from time to time for reputable hotel management companies. 4.7 Owner shall have the right to interview, and approve of hiring of, the Hotel's General Manager and the Director of Hotel Sales, which approval shall not be unreasonably withheld or delayed. Operator shall meet with Owner regarding, and consider in good faith, any recommendation by Owner regarding the termination or replacement of the Hotel's General Manager or the Director of Hotel Sales; provided, however, Operator shall have the sole discretion regarding any such termination or replacement. ARTICLEV PROVISION OF FUNDS 5.1 In performing its services under this Agreement, Operator shall act solely as agent and for the account of Owner. Operator shall not be deemed to be in default of its obligations under this Agreement to the extent it is unable to perform any obligation due to the lack of available funds from the operation of the Hotel or as otherwise provided by Owner. 5.2 Except for Operator's Overhead Expenses, Operator shall in no event be required (i) to advance any of its funds (whether by waiver or deferral of its management fees or otherwise) for the operation of the Hotel or (ii) to incur any liability unless Owner shall have furnished Operator with funds necessary for the discharge thereof prior to incurring such liability. ARTICLE VI WORKING CAPITAL AND BANK ACCOUNTS 6.1 Owner shall at all times provide, either from Total Revenues or from other funds of Owner, funds sufficient in amount in the good faith business judgment of Operator to constitute normal working capital for the uninterrupted and efficient operation of the Hotel, including without limitation funds sufficient to operate, maintain and equip the Hotel in accordance with all Major 6

Agreements and to maintain the Hotel in a first-class physical condition, but under no circumstances will such amount be less than the Fifty Thousand Dollars ($50,000). 6.2 To the extent there is an Operating Loss for any period, additional funds in the amount of the Operating Loss shall be provided by Owner promptly (but in no event later than ten (10) business days) after Operator has delivered written notice thereof to Owner. If Owner does not fund such Operating Loss within the stated period, Operator shall have the right (without affecting any of Operator's other remedies) to withdraw from any funds otherwise due to Owner an amount to cover such Operating Loss. If Owner fails to fund an Operating Loss, an Operator elects (at its sole discretion) to fund such Operating Loss as described below, Operator may also withdraw from funds otherwise due to Owner interest from the date payment was due at a rate equal to the Prime Rate plus three hundred (300) basis points. For purposes of this Agreement "Prime Rate" shall mean the rate published in the Wall Street journal as the average prime rate in its Money Rates section as of the date applicable amount becomes due hereunder. If the Wall Street journal is not in publication on the applicable date, or ceases to publish such average rates, then any other publication acceptable to Operator quoting daily market average prime rates will be used. In addition or alternatively, upon Operator's notice to Owner that additional funds are required to pay necessary Operating Expenses (including but not limited to payroll expenses), Owner shall promptly (but in no event later than ten (10) business days after Operator provides such notice to Owner) provide the funds necessary to pay such Operating Expenses. Any such failure to provide such funding shall constitute a breach under this Agreement. If Operator chooses to fund any such expenses (which shall be totally at Operator's sole discretion), Operator may, in addition to all other rights, repay itself as soon as any funds are available, and pay itself interest upon such sum from the date payment was made at a rate equal to the Prime Rate plus three hundred (300) basis points. 6.3 All funds received by Operator in the operation of the Hotel, including working capital furnished by Owner, shall be deposited in a special account or accounts bearing the name of the Hotel (the "Agency Account") in such federally insured bank, savings and loan or trust company as may be selected by Operator and reasonably approved by Owner. Any successor or substitute bank, savings and loan or trust company shall be selected in the same manner. From the Agency Account, but only to the extent of funds in the Agency Account, Operator shall pay Operating Expenses, Fixed Charges, debt service, ground rent, capital costs and other amounts, if and to the extent the same are required to be paid by Operator on Owner's behalf under this Agreement. In addition to the Agency Account, an account shall be established for a reserve for replacements, substitutions and additions to the FF&E (the "FF&E Reserve Account") in such federally insured bank, savings and loan or trust company as may be selected by Owner. ARTICLE VII BOOK, RECORDS AND STATEMENTS; BUDGETS 7.1 Operator shall keep full and accurate books of account and other records reflecting the results of the Operation of the Hotel in accordance with the "Uniform System of Accounts" (Ninth Revised Edition 1996, as further revised from time to time) as adopted by the American Hotel & 7

Motel Association of the United States and Canada (the "Uniform System") with such exceptions as may be required by the provisions of this Agreement; provided, however, that Operator may, with prior notice to Owner, make such modifications to the methodology in the Uniform System as are consistent with Operator's standard practice in accounting for its operations under management contracts generally, so long as such modifications do not affect the determination of Total Revenues, Operating Expenses or Fixed Charges under Article IX, or violate the terms of the Major Agreements. Except for the books and records which may be kept in Operator's home office or other suitable location pursuant to the adoption of the central billing system or other centralized service, the books of account and all other records relating to or reflecting the operation of the Hotel shall be kept at the Hotel and shall be available to Owner and its representatives at all reasonable times for examination, audit, inspection and transcription. All of such books and records including, without limitation, books of account, guest records and front office records, shall be the property of Owner and electronic copies thereof shall be sent via email to Owner by Operator upon Owner's request. Upon any termination of this Agreement, all of such books and records shall thereafter be available to Operator at all reasonable times for inspection, audit, examination and transcript for a period of three (3) years. 7.2 Operator shall deliver to Owner within twenty (20) days after the end of each month, the following items (collectively, the "Monthly Reports"): A. B. C. D. A balance sheet as of the last day of such month; An income and expense statement for such month; The latest bank statements for the Hotel's accounts; Detailed departmental income and expense statements for such month with supporting documentation to the extent requested by Owner; and Such other monthly reports as Owner may reasonably request and to which Operator agrees in writing. E. The Monthly Reports shall be prepared in accordance with the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Operator's standard financial reporting and budgeting practices. In addition to the foregoing, Operator shall deliver to Owner weekly financial reports and "star reports" showing the operational performance of the Hotel in a form reasonably acceptable to Owner. 7.3 Year-end financial statements for the Hotel (including a balance sheet, income statement and statement of sources and uses of funds) shall be prepared and certified by an independent certified public accountant selected by Owner. Such accountant shall address any findings, reports or opinions that concern Operator's work under this Agreement to both Operator and Owner. Operator shall provide reasonable assistance with such accountant in the preparation of such statements. 7.4 On or before each November 15th of each year during the Term, Operator shall submit to Owner for the next Fiscal Year the following items (collectively, the "Budgets", as to all items other than the Business Plan): 8

A. An operating budget (the "Operating Budget") setting forth in reasonable line-item detail the projected income from expenses of all aspects of the operations of the Hotel, together with the assumptions (in narrative form) forming the basis of such schedules; the Operating Budget for 2018 that has been approved by Owner and Operator is set forth in Exhibit "A" attached hereto and make a part hereof. A 3-year capital budget (the "Capital Budget") setting forth in reasonable line-item detail amounts dedicated to the FF&E Reserve Account, proposed capital projects and expenditures for the Hotel including but not limited to FF&E expenditures; An estimate of any amounts Owner will be required to provide as Working Capital or to expend to meet Owner's financial obligations; and A business plan for the operation of the Hotel, including goals, standards, strategies and action plans for marketing and operations ("Business Plan") and such other reports or projections as Owner may reasonably request and to which Operator agrees in writing. The Business Plan shall be subject to review and approval by Owner. B. C. D. The Budgets shall be prepared in accordance with the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Operator's standard financial reporting and budgeting practices. Owner shall notify Operator in writing of its approval or disapproval of the Budgets not later than twenty (20) days after the delivery of the Budgets to Owner and, if Owner disapproves any such Budget, Owner shall state in such notice the reasons therefor with reasonable particularity, the reasons for its disapproval and Operator shall, after consultation with Owner, submit to Owner a new proposed Budget or appropriate portion thereof within ten (10) days after the date of Owner's disapproval of the same, in form and content reasonably satisfactory to Owner. The foregoing procedure shall be followed until the Budget is fully approved by Owner. In the event Owner fails to notify Operator in writing of its approval or disapproval of any Budget on or before the expiration of such twenty (20) day approval period, then such Budget shall be deemed approved by Owner. Notwithstanding anything to the contrary contained in this Agreement, Operator is not warranting or guaranteeing in any respect that the actual operating results of the Hotel during the period covered by the Budgets will not materially vary from the Budgets. The Budgets are an estimate only and unforeseen circumstances, including but not limited to, cost of labor, material, services and supplies, casualty, law, economic or market conditions may make adherence to the Budgets impracticable. Notwithstanding anything to the contrary set forth herein, in the event the Operator fails to operate the Hotel in substantial conformance with the Business Plan, Operating Budget or Budgets in Owner's sole discretion, Owner may terminate this Agreement after giving Operator written notice thereof and thirty (30) days ("Improvement Period") to submit a written plan of improvement to Owner and make substantial improvements to the operation of the Hotel to bring the Hotel in conformance with the Business Plan, Operating Budget and/or Budgets; in the event in Owner's sole discretion, improvements in such Improvement Period to the Hotel's operation during the Improvement Period are not sufficient to meet Owner's satisfaction, then Owner may terminate this Agreement with at least thirty (30) days prior written notice to Operator. In the event Operator does not complete the necessary improvements within the Improvement Period, but in Owner's opinion Operator has made consistent and substantial progress towards making such improvements, the Improvement Period shall be extended for an additional thirty (30) day period upon written notice thereof by Owner to Operator. 9

7.5 Upon approval of the Budgets by Owner, Operator shall use diligent and commercially reasonable efforts to operate the Hotel substantially in accordance with the Business Plan and Budgets. Operator, shall not, without Owner's prior approval: A. Incur any expense for (1) any line-item in the Operating Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000 for the applicable fiscal period set forth in the Operating Budget, or (2) that would cause the aggregate expenditures under the Operating Budget to exceed the total Operating Budget by more than ten percent (10%) provided that operator may at Owner's cost and expense, without Owner's approval, (x) pay any expenses (the "Necessary Expenses") regardless of amount, which are necessary for the continued operation of the Hotel in accordance with the requirements of any Major Agreement and the operational standards set forth in this agreement and which are not within the reasonable control of Operator (including, but not limited to, those for insurance, taxes, utility charges and debt service), (y) pay any expenses (the "Emergency Expenses") regardless of amount which, in Operator's good faith judgment, are immediately necessary to protect the physical integrity or lawful operation of Hotel or the Health or safety of its occupants, and/or (z) pay any third-party operating expenses which are commercially desirable to be incurred in order to obtain unbudgeted Hotel revenue in the ordinary course of operating the Hotel in accordance with the then current business plan provided that such unbudgeted revenue is sufficient in Operator's professional judgment to offset such expenses ("Opportunity Expenses"); or Incur any expense for any line-item in the Capital Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000, provided that Operator may, without Owner's approval, pay any Emergency Expenses which are capital in nature. B. 7.6 If the Budgets (or any component of the Budgets) with respect to any Fiscal Year are disapproved by Owner as provided in Section 7.4 then, until approval of the Budgets (or such components) by Owner, Operator until the resolution of such dispute shall cause the Hotel to be operated substantially in accordance with the most recent approved Budgets, except for, or as modified by, (a) those components of such Budgets for the applicable Fiscal Year approved by Owner, (b) an adjustment to the disputed Budgets so as to increase (but not decrease) disputed expense items by the same percentage as any percentage increase in the Consumer Price Index-All Urban Consumers (U.S. City Average) (1982-1984""100), or any successor index thereto appropriately adjusted (the "CPI"), from the CPI in effect on the first day of the first month of the Fiscal Year applicable to such last approved Budget to the CPI in effect on the first day of the first month of the Fiscal Year applicable to the disputed Budgets, (c) Necessary Expenses which shall be paid as required, (d) Emergency Expenses which shall be paid as required, (d) Opportunity Expenses. 7.7 Owner and Operator shall meet periodically at a time and place mutually agreed upon by Owner and Operator, for the purpose of reviewing Hotel operations including profit and loss 10 statements, Operator's performance, capital expenditures, forecasts for the balance of the current Fiscal Year, and reviewing the previously approved Business Plan and Budgets. ARTICLE VIII MANAGEMENT FEES AND PAYMENTS TO OPERATOR AND OWNER 8.1 Owner shall pay to Operator, on a monthly basis, for services rendered under this Agreement a management fee (the "Basic Fee") equal to two and one half percent (2.5%) of Total Revenues. In addition, should Operator achieve an Adjusted NOI for any fiscal year of $1.1 million or more after the Hotel "Breaks Even", the Operator will receive an Incentive Management Fee of 5% of the Adjusted NOI. Adjusted NOI for any fiscal year is defined as Net Operating Income as shown on the budget less any amounts deposited into the FFE Reserve for that particular year, if applicable. The Incentive Management Fee is payable within 30 days of the end of each year. In this paragraph, the term "Breaks Even" means that the Hotel has recovered all of its cumulative Operating Losses as determined by Owner as of the effective date of this Agreement (for purposes of this Agreement, Operating Losses shall not include the amounts misappropriated by TVO Hospitality and for Russ Vandenburg). 8.2 In each month during the Term, Operator shall be paid out of the Agency Account the Basic Fee for the preceding month, as determined from the monthly income and expense statement. Such payment shall be due and made upon delivery of the income and expense statement for such month showing the computation of Total Revenues and the Basic Fee for such month. 8.3 On or before the twentieth (20th) day before the last day of each calendar quarter (or such other fiscal period as Owner and Operator may determine) of each Fiscal Year during the Term, after (a) payment of Operating Expenses, Fixed Charges and, to the extent the same are to be paid by Operator under this Agreement, debt service, ground rent, capital costs and other amounts, (b) payments of installments on account of the Incentive Fee, (c) deposits to the FF&E Reserve Account in accordance to the Budget, (d) any required payment to Operator pursuant to Section 9.6 below and (e) retention of working capital sufficient in the reasonable opinion of Owner and Operator (provided, however, Owner and Operator agree to rely upon the most recent monthly cash flow forecast to resolve a dispute between Owner and Operator regarding the amount of working capital retention by Operator) to assure the uninterrupted and efficient operation of the Hotel as required under Section 6.1above, all remaining funds in the Agency Account shall be paid to Owner. 8.4 At the end of the Fiscal Year and following receipt by Owner of the annual audit set forth in Section 7.3, an adjustment will be made, if necessary, based on the audit so that Operator shall have received the accurate Basic Fee and Incentive Management Fee for such Fiscal Year. Within thirty (30) days of receipt by Owner and Operator of such audit, Operator shall either (a) place in the Agency Account or remit to Owner, as appropriate, any excess amounts Operator may have received for such fees during such calendar year or (b) be paid out of the Agency Account or by Owner, as appropriate, any deficiency in the amounts due Operator for the Basic Fee or Incentive Management Fee. 11

8.5 To the extent Operator manages significant renovation projects or work at the Hotel, Owner shall pay Operator a construction management fee of three percent (3%) of the hard costs incurred for all interior renovation projects having an aggregate total of hard costs in excess of $ 5,000.00. Owner shall pay Operator a construction management fee of five percent (5%) of the hard costs incurred for all exterior renovation or restoration projects having an aggregate total of hard costs in excess of $10,000.00. The construction management fees described in this Section 8.5 are collectively referred to in this Agreement as the "Construction Management Fee". Provided, however, in no event shall Elevation be entitled to a Construction Management Fee on (a) general property repair and maintenance projects, or (b) normal and typical hotel repair and replacement, (c) the property improvement plan to convert the hotel from a Country Inn to a Holiday Inn; or to the extent an outside contractor is employed to perform such projects or work with minimal involvement or disturbance to the Operator. ARTICLE IX CERTAIN DEFINITIONS 9.1 The term "Total Revenues" shall mean all income, revenue proceeds resulting from A. the operation of the Hotel and all of its facilities (net of refunds and credits to guests and other items deemed "Allowances" under the Uniform System) which are determined under and properly attributable under the Uniform System to the period in question. Subject to Section 9.1(B), Total Revenues shall include, without limitation, all amounts derived from: i. ii. The rental of rooms, banquet facilities and conference facilities; The sale of food and beverage whether sold in a bar, lounge or restaurant, delivered to a guest room, sold through an in-room facility or vending machines, provided in meeting or banquet rooms or sold through catering operations; Charges for admittance to or the use of any parking facilities, recreational facilities or any entertainment events at the Hotel; Rentals paid under leases; Charges for other Hotel Services or amenities, including, but not limited to, telephone service, in-room movies, and laundry services; and The gross income amount on which the proceeds of business interruption or similar insurance are determined, with respect to any period for which such proceeds are received. iii. iv. v. vi. B. Total Revenues shall not include: Sales or use taxes or similar governmental impositions collected by Owner or Operator; Tips, service charges and other gratuities received by Hotel Employees; Proceeds of insurance except as set forth in Section 9.1(A); Proceeds of sales condemnation of the Hotel, any interest therein or any other asset of Owner not sold in the ordinary course of business, or the proceeds of any loans or financings; i. ii. iii. iv. 12

v. vi. Capital Contributed by Owner to the Hotel; and The receipts of any tenant, licensee or concessionaire under a Lease. The term "Operating Expenses" shall mean all costs and expenses of maintaining, 9.2 A. conducting and supervising the operation of the Hotel and all of its facilities which are determined under and properly attributable under the Uniform System to the period in question. Operating Expenses shall include, without limitation: i. ii. The cost of all Operating Equipment and Operating Supplies; Salaries and wages of Hotel personnel, including costs of payroll taxes, employee benefits, severance payments, and payroll fees. The salaries or wages of off-site employees or off-site executives of Operator shall not be Operating Expenses, provided that if it becomes necessary for an off-site employee or executive of Operator to temporarily perform services at the Hotel of a nature normally performed by Hotel Employees, his salary (including payroll taxes and employee benefits) for such period only as well as his traveling expenses shall be Operating Expenses and reimbursed to Operator; The cost of all other goods and services obtained in connection with the operation of the Hotel including, without limitation, heat and utilities, laundry, landscaping and exterminating services and office supplies; The cost of all non-capital repairs to and maintenance of the Hotel; Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under Article XI (other than insurance against physical damage to the Hotel) and losses incurred on any self-insured risks (including deductibles); All taxes, assessments, permit fees, inspection fees, and water and sewer charges and other charges (other than income or franchise taxes) payable by or assessed against Owner with respect to the operation of the Hotel, excluding Property Taxes (as defined in Section 9.3); Legal fees and fees of any independent certified public accountant for services directly related to the operation of the Hotel and its facilities; All expenses for advertising the Hotel and all expenses of sales promotion and public relations activities; All out-of-pocket expenses and disbursements reasonably incurred by Operator, pursuant to, in the course of, and directly related to, the management and operation of the Hotel under this Agreement, which fees and disbursements shall be paid by out of the Agency Account or paid or reimbursed by Owner to Operator upon demand. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, facsimile, air express and other incidental expenses, but, except as otherwise provided in this Agreement, shall not include any of the regular expenses of the central offices maintained by Operator, other than offices maintained at the Hotel for the management of the Hotel. Operator shall maintain and make available to Owner invoices or other evidence supporting such charges; iii. iv. v. vi. vii. viii. ix. 13

x. xi. The Basic Fee; Periodic payments made in the ordinary course of business under any applicable franchise agreement; Any other item specified as an Operating Expense in this Agreement; Any other charge or cost classified as an Operating Expense or an Administrative and General Expense under the Uniform System unless specifically excluded under the provisions of this Agreement; and Amounts paid by Owner pursuant to Section 14.3 and Article XXI hereof xii. xiii. xiv. B. Operating Expenses shall not include: i. ii. iii. Amortization and depreciation; The making of or the repayment of any loans or any interest thereon; The costs of any alterations, additions or improvements which for Federal income tax purposes must be capitalized and amortized over the life of such alteration addition or improvement; Payments on account of any equipment lease that is to be capitalized under generally accepted accounting principles; [Intentionally omitted.] Payments into or out of the FF&E Reserve Account; Any and all Hotel services utilized by Owner or its designated representatives which Operator acknowledges and agrees will be on a complimentary basis (the "Owner's Hotel Expenses"); Any item defined as a Fixed Charge in Section 10.3; or Operator's Overhead Expenses. iv. v. vi. vii. viii. ix. 9.3 "Fixed Charges" shall mean the cost of the following items relating to the Hotel or its facilities which are determined under and properly attributable under the Uniform System to the period in question: i. Real estate taxes, assessments, personal property taxes and any other ad valorem taxes imposed on or levied in connection with the Hotel, the Installations and the FF&E (collectively, "Property Taxes"); Insurance against physical damage to the Hotel, business interruption insurance and flood insurance; and Payments into the FF&E Reserve Account. ii. iii. 9.4 "Net Operating Income" for any period shall mean the amount, if any, by which Gross Operating Profit for such period exceeds the sum of Fixed Charges for such period . 9.5 "Fiscal Year" shall mean each twelve (12) consecutive calendar month period or partial twelve (12) consecutive calendar month period within the Term commencing on January 1st (or, with respect to the first year of the Term, the Commencement Date) and ending on December 31st (or, with respect to the last year of the Term, the expiration or earlier termination of the Term) unless Owner and Operator otherwise agree. 14

9.6 "Operating Loss" shall mean the amount, if any, by which Operating Expenses exceed Total Revenues. 9.7 "Gross Operating Profit" shall mean the amount, if any, by which Total Revenues exceed Operating Expenses. 9.8 "Affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Operator or Owner, as the case may be. For purposes of this Agreement, control shall mean the ownership of fifty percent (SO%) or more of the stock or other beneficial interest in such entity and for the power to direct the day-to-day operations of such entity. 9.9 "Operator's Overhead Expenses" shall mean the following expenses of Operator: a) All costs, expenses, salaries, wages or other compensation of any regional or other headquarters/corporate level employees of Operator, except employees who are regularly employed full-time at the Hotel andjor on assignment for the Hotel as specified in Section 9.2(A)(ii) hereof Any expenses of Operator's principal or branch offices Any expenses for advertising or promotional materials that feature Operator's name or activities, except as may be expressly assumed by Owner pursuant to the terms of this Agreement or directly related to the Hotel Any part of Operator's capital expenses not related to the Hotel Except as otherwise set forth in this Agreement, the Budgets or as otherwise approved by Owner, Operator's overhead or general expenses, including but not limited to telephone, telex, duplicating, stationary and postage expenses incurred at Operator's principal or branch offices that are not directly related to the Hotel Except as otherwise set forth in this Agreement, the Budgets or as otherwise approved by Owner, any travel expenses of Operator's central office employees that are not directly related to the Hotel Any interest or penalty payment with respect to a governmental imposition or lien upon the Hotel imposed on Owner by reason of (1) the failure of Operator to make a payment required to be made by Operator under this Agreement when the funds therefor were available (unless otherwise instructed by Owner), or (2) the funds therefor were not available and Operator failed to so notify the Owner. Notwithstanding the foregoing, Operator shall not be liable for any such interest or penalty payment relating to governmental impositions or liens successfully contested pursuant to this Agreement Any cost for which Operator is liable under Section 21.2 hereof. b) c) d) e) f) g) h) ARTICLE X FF&E RESERVE 15

10.1 Subject to adjustment as may be required by any Major Agreement, during each Fiscal Year there shall be allocated and paid on a monthly basis to the FF&E Reserve Account from Total Revenues or other funds provided by Owner an amount equal to four percent (4%) of Total Revenues. Notwithstanding the foregoing, in the event of any cash shortfall for the Hotel, Operator agrees to meet with Owner and act in good faith to agree upon the temporary deferral of any required payments to the FF&E Reserve Account required under this Agreement 10.2 All funds in the FF&E Reserve Account, together with any interest earned thereon and the proceeds of any sale of FF&E (which proceeds shall be deposited in the FF&E Reserve Account) shall be used solely for purposes of replacing or refurbishing the FF&E in accordance with the applicable Capital Budget. Any funds remaining in the FF&E Reserve Account at the end of a Fiscal Year shall be carried forward to the next Fiscal Year. ARTICLE XI INSURANCE Except for the insurance coverages set forth in Sections 11.1(B), 11.1(C), 11.1(0) and 11.1 11.1(F) which shall be obtained by Operator (and with respect to 11.1(B), with Owner's prior approval) as an Operating Expense of the Hotel, the following insurance with respect to the Hotel, to the extent such insurance is commercially available, shall be obtained by Owner and maintained throughout the Term at Owner's sole cost and expense in the amounts as set forth on Exhibit B: A. Insurance covering the Building, the Installations and the FF&E on an all-risk, broad form basis, against such risks as are customarily covered by such insurance (including, without limitation, boiler and machinery insurance, but excluding damage resulting from earthquake, war, and nuclear energy), in aggregate amounts which shall be not less than the full replacement cost of the Building, the Installations and the FF&E (exclusive of foundations, footings and land); B. Commercial general liability insurance (including broad form endorsement and coverage against liability arising out of the ownership or operation of motor vehicles) with a combined single limit of not less than $1,000,000 for each occurrence and $5,000,000 umbrella for liability for (i) bodily injury, (ii) death, (iii) property damage, (iv) assault and battery, (v) false arrest, detention or imprisonment or malicious prosecution, (vi) libel, slander, defamation or violation of the right of privacy, (vii) wrongful entry or eviction, or (viii) liquor law or dram shop liability; C.Worker's compensation insurance or insurance required by similar employee benefit acts having a minimum per occurrence limit not less than $1,000,000 as Owner may deem advisable against all claims which may be brought for personal injury or death of Hotel employees, but in any event not less than amounts prescribed by applicable state law; D. Fidelity insurance, in such amounts and with such deductibles as Owner may require, covering Operator's employees at the Hotel (other than executive employees of Operator) or in job classifications normally bonded in other hotels it manages in the United States or otherwise required by law; 16

E. Business interruption insurance covering loss of income for a minimum period of twenty four (24) months resulting interruption of business resulting from physical damage caused by the occurrence of any of the risks affecting the Hotel insured against under "all-risk" policy referred to in Section 11.1(A); Employment Practices Liability Insurance ("Employment Insurance") with reasonable limits and deductibles; If the Hotel is located within an area designated "flood prone" pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may be amended from time to time, flood insurance in such amount as Owner may reasonably require; and Such other or additional insurance as may be (i) required under the provisions of any applicable Major Agreement (provided Operator has been given detailed written notice of such requirements) or (ii) requested by Owner in writing and customarily carried by prudent operators of first-class, full-service hotels in the geographic area of the Hotel. The insurance policies listed in Sections 11.1 (B), 11.1 (C), 11.1 (D) and 11.1 (F) shall name F. G. H. 11.2 Operator as the insured party and shall name as additional insureds Owner and such other parties as may be required by the terms of the Major Agreements as appropriate. All other insurance described in this Article XII shall name Owner as the insured party and shall name Operator as an additional insured. Owner understands that coverage afforded the Owner as an additional insured is solely for liability arising out of Operator's activities performed by Operator by or on behalf of Owner and that it may be necessary for Owner to purchase separate policies to cover Owner activities not performed by or on behalf of Operator. In the event that Owner shall obtain any such insurance other than through the program established by Operator, such insurance policy shall name Operator as an additional insured party. 11.3 All insurance policies shall be in such form and with such companies as shall be reasonably satisfactory to Owner and provided Owner has given Operator detailed written notice of such requirements, shall comply with the requirements of any Major Agreement. Insurance may be provided under blanket or master policies covering one or more other hotels operated by Operator or owned by Owner. The portion of the premium for any blanket or master policy which is allocated to the Hotel as an Operating Expense or Fixed Charge shall be determined in an equitable manner by Operator and reasonably approved by Owner and paid out of the Agency Account or if the funds therein or insufficient by Owner upon demand therefor by Operator. Such amount shall be determined by a suitable and customary formula applying the specific hotel exposures against appropriate rates to determine the premium allocation for the Hotel. 11.4 All insurance policies shall specify that they cannot be canceled or modified on less than thirty (30) days prior written notice to both Owner and Operator and any additional insureds (or such longer period as may be required under a Major Agreement, provided that Operator has been advised in writing of such period) and shall provide that claims shall be paid notwithstanding any act or negligence of Owner, or Operator unilaterally or on behalf of Owner, including without limitation their respective agents or employees. 17

11.5 All insurance policies shall provide, to the extent customarily obtainable from the insurance company providing such insurance, that the insurance company will have no right of subrogation against Owner, Operator any party to a Major Agreement or any of their respective agents, employees, partners, members, officers, directors or beneficial owners. 11.6 Owner and Operator hereby release one another from any and all liability, to the extent of the waivers of subrogation obtained under Section 11.5, associated with any damage, loss or liability with respect to which property insurance coverage is provided pursuant to this Article or otherwise. 11.7 The proceeds of any insurance claim (other than proceeds payable to third parties under the terms of the applicable policy) shall be paid into the Agency Account to the extent of Owner's interest therein unless otherwise required by the terms of a Major Agreement. 11.8 Operator shall have the right to pay for, or reimburse itself for, insurance required under this Article XII out of the Agency Account. Notwithstanding anything to the contrary set forth in this Agreement, Operator shall have no obligation to obtain or maintain any insurance set forth in this Article if funds from Total Revenues or funds otherwise provided by Owner are not made available to Operator to purchase the same. 11.9 Subject to the provisions of the Budgets, Operator may act, directly or indirectly, in a brokerage capacity with respect to the insurance required under this Article or as a direct insurer or reinsurer with respect to the same. 11.10 At Owner's request, Operator shall provide information pertaining to Operator's general policies and procedures governing claims, emergency preparedness and loss prevention. Operator shall cooperate with all insurers in connection with making claims and providing information related thereto regarding all alleged accidents and/or alleged claims for damages relating to the ownership, operation, management and maintenance of the Hotel, including any damage or other reports required by any insurance company in connection therewith and Operator shall provide to Owner copies of any such information and reports provided to such insurers. ARTICLE XII PROPERTY TAXES; FIXED CHARGES 12.1 Provided that funds from Total Revenues or funds otherwise provided by Owner are available, and provided that Operator has received written notice thereof sufficiently in advance to make such payments, Operator shall pay all Property Taxes and Fixed Charges on behalf of Owner not less than ten (10) days prior to the applicable due dates. Upon Owner's request, Operator shall promptly furnish Owner with proof of payment of Property Taxes and Fixed Charges. 12.2 Upon Owner's request, Operator shall from time to time advise Owner of the desirability of contesting the validity or amount of any Property Tax (a "Tax Contest"). Owner may, whether or not Operator so recommends, pursue a Tax Contest, and Operator agrees to cooperate with Owner in a Tax Contest and execute any documents or pleadings required for such purpose, provided that the facts set forth in such documents or pleadings are accurate and that such cooperation or execution does not impose any liability on Operator. All costs and expenses incurred by Owner and Operator in connection with a Tax Contest shall be Operating Expenses. 18

ARTICLE XIII REPAIRS AND MAINTENANCE Operator shall perform ordinary repairs and maintenance at the Hotel, subject to the 13.1 Budgets and Owner providing sufficient funding. Ordinary repairs shall include only those which are normally expensed under generally accepted accounting principles. The cost of ordinary repairs shall be paid from Total Revenues and shall be treated as an Operating Expense. 13.2 Operator shall from time to time make or cause to be made replacements and renewals to the FF&E of the Hotel and shall make Routine Capital Expenditures (as defined below) in accordance with the Budgets and from the FF&E Reserve. As used herein, Routine Capital Expenditures shall mean expenses which are classified as capital expenditures under generally accepted accounting principals and shall consist of non-material expenditures; by way of example, repainting interiors of the Hotel, resurfacing parking lots and other miscellaneous expenditures. 13.3 Operator shall prepare an annual estimate of non-Routine Capital Expenditures to the Hotel, including without limitation the structure, the exterior fa ade, the mechanical, electrical, heating, ventilating, air conditioning, or plumbing systems. Operator shall submit the estimate to the Owner for its approval at the time of the annual budgeting process. Owner shall have thirty (30) days after receipt to review and approve the estimate and Owner shall not withhold its approval of any capital expenditures required, in Operator's reasonable judgment, to keep the Hotel in a first-class, competitive, safe and orderly operating condition. 13.4 After notice to Owner, if practicable, Operator may take appropriate remedial action without Owner consent in the event of: (i) an emergency threatening the health and safety of the Hotel or its guests or employees; or (ii) if the expenditures are necessary to avoid Operator's exposure to any civil or criminal liability. Operator shall have the right to participate in any decisions that affect any conditions as described in this section 13.4 13.5 If Owner directly performs or contracts for repair, maintenance, refurbishing, construction or renovations at the Hotel, Owner must coordinate, and require its contractors and subcontractors to coordinate, with Operator including, but not limited to, causing any Owner employees, contractors or subcontractors to comply with safety and security rules of the Hotel and communicate on a regular basis the activities being performed at the Hotel to assure the health, safety and efficient operation of the Hotel and its guests and employees. Owner must comply with all laws, obtain all necessary permits and shall provide Operator copies of any permits prior to commencement of any such activities. ARTICLE XIV COVENANTS AND REPRESENTATIONS 14.1 Owner represents, warrants and covenants that it holds good and marketable fee title to the Hotel improvements, and that it will maintain such title to the Hotel free of any and all liens, encumbrances or other charges except for easements or encumbrances that do not adversely affect 19 the operation of the Hotel, mortgages, liens fox taxes, assessment levies or other public charges not yet due or payable. 14.2 Owner represents, warrants and covenants that neither it, nor any of its Affiliates (or any of their respective principals, partners or funding sources), is nor will become (i) a person designated by the U.S. Department of Treasury's Office of Foreign Asset Control as a "specially designated national or blocked person" or similar status, (ii) a person described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001; (iii) a person otherwise identified by a government or legal authority as a person with whom Owner or Operator is prohibited from transacting business; (iv) directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States government; or (v) a person acting on behalf of a government of any country that is subject to an embargo by the United States government. Owner agrees that it will notify Operator in writing immediately upon the occurrence of any event which would render the foregoing representations and warranties contained in this Section 14.2 incorrect. 14.3 Owner covenants and represents that, to the best of its knowledge, there are no Hazardous Materials on any portion of the Hotel or its surrounding site; that no Hazardous Materials have been released or discharged on the Hotel or its surrounding site. Owner agrees that it has provided Operator with all information and reports regarding the environmental condition of the Hotel and any hazards that are contained in or around the Hotel, including, but not limited to, any Environmental Phase I or Phase II reports that may have been performed. Owner shall update Operator immediately upon any change of this information or status. In the event of the discovery of any Hazardous Materials on any portion of the Hotel or its surrounding site, Owner shall promptly remove such Hazardous Materials and shall remedy the problem in accordance with all laws, rules and regulations of any governmental authority. Owner shall indemnify, defend and hold Operator harmless from and against all losses, expenses and liabilities (including but not limited to any professional fees incurred by Operator to assess the situation or obtain advice on how to proceed in the event of a violation of this section or Owner's failure to act promptly in accordance with this section). Hazardous Materials shall mean any substance or material identified by any law, rule or regulation as being hazardous to the health and safety of guests or employees and requiring the monitoring, clean up or removal of such substance. Hazardous Materials shall include, but not be limited to, asbestos, lead-based paint and PCB's. All costs and expenses arising from the removal of the Hazardous Materials or from the above stated indemnity shall come from the Owner's own funds and not the Gross Revenues of the Hotel. 14.4 Operator represents and warrants that (i) it is duly organized, validly existing, in good standing under the laws of the state of its incorporation or formation, qualified to do business in the state in which the Hotel is located and has all requisite power and authority to enter into and perform its obligations under this Agreement, (ii) the person signing this Agreement for Operator is duly authorized to execute this Agreement on its behalf, and (iii) it has secured (or will secure) and will keep in effect during the term hereof all licenses, permits and authorizations required by applicable laws to enable Operator and all agents and employees acting on its behalf, to perform all of its duties under this Agreement and shall notify Owner immediately should any such license, permit or authorization no longer be in effect or in good standing. Any licenses, permits or 20 authorizations that Operator is required to obtain to manage the Hotel (as opposed to managing hotels in Texas generally) shall be an Operating Expense of the Hotel. ARTICLE XV DAMAGE OR DESTRUCTION; CONDEMNATION If the Hotel is damaged by fire or other casualty, Operator shall promptly notify Owner. This 15.1 Agreement shall remain in full force and effect subsequent to such casualty provided that either party may terminate this Agreement upon thirty days prior notice to the other party if (a) Owner shall elect to close the Hotel as a result of such casualty (except on a temporary basis for repairs or restoration) or (b) Owner shall determine in good faith not to proceed with the restoration of the Hotel and provided further that Operator may terminate this Agreement upon thirty days prior notice to Owner if twenty percent (20%) or more of the rooms in the Hotel are unavailable for rental for a period of sixty (60) days or more as a result of such casualty. 15.2 If all or any portion of the Hotel becomes the subject of a condemnation proceeding or if Operator learns that any such proceeding may be commenced, Operator shall promptly notify Owner upon Operator's receipt of written notice thereof. Either party may terminate this Agreement on thirty (30) days notice to the other party if (a) all or substantially all of the Hotel is taken through condemnation or (b) less than all or substantially all of the Hotel is taken, but, in the reasonable judgment of the party giving the termination notice, the Hotel cannot, after giving effect to any restoration as might be reasonably accomplished through available funds from the condemnation award, be profitably operated as a full-service Holiday Inn hotel. 15.3 Any condemnation award or similar compensation shall be the property of Owner, provided that Operator shall have the right to bring a separate proceeding against the condemning authority for any damages and expenses specifically incurred by Operator as a result of such condemnation. ARTICLE XVI EVENTS OF DEFAULT Any of the following shall constitute events of default: If either party shall be in default in the payment of any amount required to be paid under the terms of this Agreement, and such default continues for a period often (10) days after written notice from the other party; If either party shall be in material default of its obligations under this Agreement that is likely to result in a threat to the health and safety of the Hotel's employees or guests, then this Agreement may be terminated upon written notice if such default is not immediately cured; If either party shall be in material default in the performance of its other obligations under this Agreement, and such default continues for a period of thirty (30) days after written notice from the other party, provided that if such default cannot by its nature reasonably be cured within such thirty (30) day period, an event of default shall not occur if and so long as the defaulting party promptly commences and diligently pursues the curing of such default; 16.1 A. B. C. 21 provided that, the terms of Section 7.4 regarding Operator's performance in accordance with the Business Plan and Budgets shall control in the alternative to the preceding clause to the extent applicable by its terms; If either party shall (i) make an assignment for the benefit of creditors, (ii) institute any proceeding seeking relief under any federal or state bankruptcy or insolvency laws, (iii) institute any proceeding seeking the appointment of a receiver, trustee, custodian or similar official for its business or assets or (iv) consent to the institution against it of any such proceeding by any other person or entity (an "Involuntary Proceeding"); If an Involuntary Proceeding shall be commenced against either party and shall remain undismissed for a period of sixty (60) days; Commission of a criminal act or act of moral turpitude by Operator (including any of its key executives or managers ("Key Personnel")) or if any of its Key Personnel are incapacitated due to arrest or incarceration, or misappropriation by Operator (including any of its Key Personnel) of hotel funds or property, in which case Owner may terminate this Agreement immediately and without prior notice; or If Owner violates Section 14.2 hereof in which case Operator may terminate this Agreement immediately. Unless otherwise stated in Section 16.1 hereof, if any event of default shall occur, the non-D. E. F. G. 16.2 defaulting party may terminate this Agreement on five (5) days prior notice to the defaulting party. If pursuant to Section 16.1 no event of default by the Operator has occurred or Owner shall have terminated this Agreement in accordance with any other provision of this Agreement and the Owner terminates this Agreement without cause, then, in that event, the Owner and the Operator agree that it will not be possible to calculate the damages which the Operator shall incur. Therefore, the Owner and the Operator agree that in such event the Operator shall be entitled to collect liquidated damages from the Owner. The amount of the liquidated damages shall be determined by multiplying the Base Fee for the month preceding the month in which the Owner terminated this Agreement without cause by three (3). The resulting product shall be the amount of the liquidated damages. Notwithstanding anything to the contrary set forth herein, (i) the amount of liquidated damages payable shall in no event exceed the amount of Base Fee applicable to the remaining term of this Agreement, and (ii) the parties agree that in the event of a termination hereunder, the Operator shall transition the management of the Hotel in a commercially reasonable manner to the new operator, in which event and during such period the Operator shall continue to earn its fee hereunder. 16.3 The right of termination set forth in Section 16.2 shall not be in substitution for, but shall be in addition to, any and all rights and remedies for breach of contract available in law or at equity. 16.4 Neither party shall be deemed to be in default of its obligations under this Agreement if and to the extent that such party is unable to perform such obligation as result of fire or other casualty, act of God, war, terrorist activity, riot or other civil commotion or any other cause beyond the control of such party (which shall not include the inability of such party to meet its financial obligations). 16.5 Each of the parties hereto irrevocably waives any right such party may have against the other party hereto at law, in equity or otherwise to any consequential damages, punitive damages or exemplary damages. 22

16.6 Notwithstanding anything to the contrary contained in this Agreement, if Operator has provided timely notice to Owner of a pending or anticipated requirement of which Operator is aware, and if within thirty (30) days after receiving Operator's written request Owner fails to approve any changes, repairs, alterations, improvements, renewals or replacements to the Hotel which Operator determines in its reasonable judgment are necessary (i) to protect the Hotel, Owner and/or Operator from innkeeper liability exposure, (ii) to ensure material compliance with any applicable code requirements pertaining to life safety systems requirements or (iii) to ensure material compliance with any applicable state, local or federal employment law, including without limitation the Americans with Disabilities Act, then Operator may terminate this Agreement upon thirty (30) days' written notice to Owner delivered at any time after the expiration of Owner's thirty (30) day approval period. Owner shall pay to Operator the Termination Fee, if applicable, upon any termination of this Agreement pursuant to this Section, which Termination Fee, if applicable, shall be due and payable upon the effective date of the termination of this Agreement; provided, however, that such Termination Fee shall not be due and payable in the event Owner has responded to Operator's request with the denial of such request based upon Owner's reasonable business judgment or because such conditions existed prior to the effectiveness of this Agreement. ARTICLE XVII TERMINATION OF AGREEMENT 17.1 Upon termination of this Agreement for any reason, Operator and Owner agree to sign any documents reasonably necessary to effect such termination or change in management for the Hotel. 17.2 Operator and Owner agree that upon termination, there may be certain adjustments to the final accounting for which information may not be available at the time of the final accounting and the parties agree to readjust such amounts and make the required cash adjustments when such information becomes available; provided, however, but subject to the provisions of Article XXI hereof, all accounts shall be deemed final two (2) years following termination of the Agreement unless Operator has not provided a final accounting approved by Owner. 17.3 Operator shall release to Owner any of Owner's funds and accounts controlled by Operator, except as stated herein. 17.4 With the exception of employment records, Operator shall provide or make available to Owner all books and records with respect to the Hotel upon termination of this Agreement. 17.5 To the extent permitted by applicable laws, Operator shall cooperate with Owner to assign any permits or licenses to Owner or the subsequent manager or owner; provided that (i) Owner give Operator sufficient time to effect such transfers; (ii) Owner shall cooperate and require that the new manager and/or owner to cooperate with Operator with respect to such transfers; (iii) Owner shall pay or reimburse any costs or expenses, including reasonable attorney fees, incurred by Operator in connection with these transfers. 17.6 All software used at the Hotel which is owned or licensed by Operator or its Affiliates (except such software licensed by Operator in the name of the Hotel and paid for by the Owner) 23 shall remain the exclusive property of Operator. Operator shall have the right to remove such software without compensation to Owner. 17.7 If this Agreement is terminated for any reason, a reserve/escrow shall be established from Gross Revenues (or if not available, shall be funded prior to termination of this Agreement by Owner) to (i) reimburse Operator for all costs and expenses incurred by Operator in terminating the Hotel Employees (such as severance pay, unemployment compensation, employment relocation, vacation pay and any other employee liability costs arising out of termination of employment of the Hotel Employees) Operator may, at its own discretion, accept an indemnification from Owner for certain costs, which shall state that Owner shall take full responsibility for all such liabilities; and (ii) make any required adjustments as described in Section 17.2 hereof. 17.8 Owner shall use its best efforts to cause the succeeding employer to hire a sufficient number of employees at the Hotel to avoid the occurrence of a "closing" under the WARN Act and shall otherwise comply with its obligations under Section 4.3 hereof. 17.9 At any time after the second full Fiscal Year, if Owner sells the Hotel to a unaffiliated third party, Owner may terminate this Agreement so long as (i) Owner provides to Operator at least seventy (70) days prior written notice of termination and (ii) all amounts due Operator under this Agreement have been paid in full. ARTICLE XliX ASSIGNMENT 18.1 Operator shall not assign or pledge this Agreement without the prior consent of Owner, provided that Operator may, without the consent of Owner, assign this Agreement to (a) an Affiliate of Operator; (b) any entity which is the successor by merger, consolidation or reorganization of Operator or Operator's general partner, managing member or parent corporation or (c) the purchaser of all or substantially all of the hotel management business of Operator or Operator's general partner, managing member or parent corporation. Nothing in this Agreement shall prohibit or be deemed to prohibit any pledge by Operator of the Basic Fee or any other amounts received by Operator under this Agreement to any lender as collateral security for debt of Operator and/or Operator's Affiliates 18.2 Owner shall not assign this Agreement without the prior consent of Operator, provided that, Owner may assign this Agreement without Operator's consent to any person or entity acquiring Owner's interest in the Hotel as of the effective date of such acquisition if such assignee agrees in writing to be bound by this Agreement and assumes in writing all of Owner's obligations under this Agreement from and after the effective date of such assignment 18.3 Upon any permitted assignment of this Agreement and the assumption of this Agreement by the assignee, the assignor shall be relieved of any obligation or liability under this Agreement arising after the effective date of the assignment. ARTICLE XIX NOTICES 24

19.1 Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission, receipt electronically or verbally confirmed, or by nationally-recognized overnight courier, receipt confirmed, addressed if to: Owner: HD Sunland Park Property, LLC c/o Button US Investors Sunland Park Inc. 2/B, TIN ON INDUSTRIAL BUILDING 777-779 CHEUNG SHA WAN ROAD HONG KONG, HONG KONG Attention: Edwin Cheung, Justin Ng Edwin.cheung@buttoncapital.com Justin.ng@buttoncapital.com With copy to: Button Capital c/o Ken Okamoto Ken.okamoto@buttoncapital.com and VB Hotel Group C, LLC c/o Carlo Vazquez carlov@thevbgroup.us Operator: Elevation Hotel Management, LLC 5772 N. Mesa Street El Paso, TX 79912 Attention: Michelle Kaip michelle@elevationhm .com or to such other addresses as Operator and Owner shall designate in the manner provided in this Section 19.1. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed, if sent by certified mail, (b) on the business day it shall have been sent by email, facsimile transmission or other electronic means (unless sent on a non business day or business hours in which event it shall be deemed given on the following business day), or (c) on the date received if it shall have been given to a nationally-recognized overnight courier service. ARTICLE XX ESTOPPELS; SUBORDINATION 20.1 Owner and Operator agree that from time to time upon the request of the other party or a party to a Major Agreement, it shall execute and deliver within ten (10) days after the request a 25 certificate confirming that this Agreement is in full force and effect, stating whether this Agreement has been modified and supplying such other information as the requesting party may reasonably require. 20.2 Operator acknowledges and agrees that its rights under this Agreement are subject and subordinate to the lien of any first mortgage or deed of trust loan, or any junior mortgage or deed of trust loan held by an institutional investor, encumbering the Hotel whether now or hereafter existing; provided, however, that (i) Operator shall not be obligated to waive or forbear from receiving, on a current basis and as and when due under this Agreement, any and all fees, costs or reimbursements due to it under this Agreement and (ii) Operator shall not be obligated to waive, or to forebear from exercising any right it may have to terminate this Agreement. The provisions of this Section 21.2 shall be self-operative but Operator agrees to execute and deliver promptly within (15) days after receipt thereof by Operator any document or certificate containing such other terms as may be customary and reasonable confirming such subordination as Owner or the holder of any such lien may reasonably request. ARTICLE XXI INDEMNIFICATION 21.1 Operator hereby agrees to indemnify, defend and hold Owner (and Owner's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or gross negligence of the employees of Operator or the General Manager of the Hotel, (b) the breach by Operator of any provision of this Agreement or (c) any action taken by Operator which is beyond the scope of Operator's authority under this Agreement. Owner shall promptly provide Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification. Owner shall cooperate with the Operator or its counsel in the preparation and conduct of any defense to any such claim or suit. 21.2 Except as provided in Section 21.1, Owner hereby agrees to indemnify, defend and hold Operator (and Operator's agents, principals, shareholders, partners, members, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that is asserted by any third party and arise from or in connection with (a) the lawful performance of Operator's services so long as said performance is in compliance with the terms of this Agreement (provided that this Section 21.2(a) shall not obligate Owner to indemnify Operator from losses incurred by Operator arising directly from the financial results of the Hotel), or (b) any act or omission (whether or not willful, tortuous, or negligent) of Owner or any third party which act or omission is expressly related to the Hotel andfor this Agreement, whether arising before, during or after the Term. Operator shall promptly provide Owner with written notice of any claim or suit brought against it by a third party which might result in such indemnification. Operator shall cooperate with the Owner or its counsel in the preparation and conduct of any defense to any such claim or suit. 26

21.3 Supplementing the provisions of Sections 21.1 and 21.2, if any claim shall be made against Owner and/or Operator which is based upon a violation or alleged violation of the Employment Laws (an "Employment Claim"), the Employment Claim shall fall within Operator's indemnification obligations under Section 21.1 only if it is based upon (a) the willful misconduct or sole negligence of Operator's employees or the General Manager or other employees of the Hotel, or (b) Operator's breach of its obligations under Section 4.6 and shall otherwise fall within Owner's indemnification obligations under Section 21.2. 21.4 If any action, lawsuit or other proceeding shall be brought against any party (the "Indemnified Party") hereunder arising out of or based upon any of the matters for which such party is indemnified under this Agreement, such Indemnified Party shall promptly notify the party required to provide indemnification hereunder (the "Obligor") in writing thereof and Obligor shall promptly assume the defense thereof (including without limitation the employment of counsel selected by Obligor), such defense to be subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld (provided, however, by way of illustration and not limitation, it shall be reasonable for the Indemnified Party to deny consent to any settlement that requires the Indemnified Party to admit guilt or liability). The Indemnified Party shall cooperate with the Obligor in the defense of any such action, lawsuit or proceeding, on the condition that the Obligor shall reimburse the Indemnified Party for any out-of-pocket costs and expenses incurred in connection therewith. The Obligor shall have the right to negotiate settlement or consent to the entry of judgment with respect to the matters indemnified hereunder; provided, however, that if any such settlement or consent judgment contemplates any action or restraint on the part of the Indemnified Party, then such settlement or consent judgment shall require the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In addition to the foregoing, the Indemnified Party shall have the right, at the expense of the Indemnified Party, to employ separate counsel in any such action and to participate in the defense thereof. An Indemnified Party may settle any action for which it is Indemnified hereunder on behalf of itself only (i.e., with respect to its own liability and with no requirement of Obligor to admit guilt or liability) with the prior written consent of Obligor, which consent shall not be unreasonably withheld (provided, however, by way of illustration and not limitation, it shall be reasonable for Obligor to deny consent to any settlement that requires Obligor to expend funds in an amount Obligor determines in good faith is inappropriate so long as the Indemnified Party remains adequately protected at all times). In the event that Obligor fails to use reasonable efforts to defend or compromise any action, lawsuit or other proceeding for which an Indemnified Party is indemnified hereunder, the Indemnified Party may, at Obligor's expense and without limiting Obligor's liability under the applicable indemnity, assume the defense of such action and the Obligor shall pay the charges and expenses of such attorneys and other persons on a current basis within thirty (30) days of submission of invoices or bills therefor. In the event the Obligor is Owner and Owner neglects or refuses to pay such charges, Operator may pay such charges out of the Agency Account and deduct such charges from any amounts due Owner, or add such charges to any amounts due Operator from Owner under this Agreement. If Operator is the Obligor and Operator neglects or refuses to pay such charges, the amount of such charges shall be deducted from any amounts due Operator under this Agreement. 27

21.5 The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Term. ARTICLE XXII MISCELLANEOUS 22.1 Owner and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement filly and legally effective, binding, and enforceable as between them and as against third parties. 22.2 This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof; superseding all prior agreements or undertakings, oral or written. Owner acknowledges that in entering into this Agreement Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Operator. 22.3 The headings of the titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof. 22.4 A waiver of any of the terms and conditions of this Agreement may be made only in writing and shall not be deemed a waiver of such terms and conditions on any future occasion. 22.5 This Agreement shall be binding upon and inure to the benefit of Owner and Operator and their respective successors and permitted assigns. 22.6 This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the state in which the Hotel is located. 22.7 This Agreement may be executed in any number of counterparts each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Signatures on this Agreement delivered by facsimile or other electronic means shall be deemed to be original Signatures for all purposes of this Agreement 22.8 Owner and Operator hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement. 22.9 Owner or its designated representative shall have access to the Hotel at any reasonable time for the purpose of inspecting the Hotel or any portion thereof, or showing the Hotel to prospective purchasers or mortgagees. [Remainder of page intentionally blank] 28

By: _ Carlo Vazquez By:MT Sunland Park Hotel, L.L.C., its managing member By: ASI Capltai,LLC By: /s/ Sean Hawkins Sean Hawkins By: /s/ Clem Borkowski Clem Borkowski ELEVATION HOTEL MANAGEMENT, LLC By: Elevation Hotel Management, member By: /s/ Michelle L. Kaip Name: Michelle L. Kaip President 30

By: /s/ Carlo Vazquez Carlo Vazquez By: MT Sunland Park Hotel, L.L.C., its managing member By:ASI Capital, LLC By: Sean Hawkins By: ------------------------------Clem Borkowski ELEVATION HOTEL MANAGEMENT, LLC By:Elevation Hotel Management, member By: _ Name: Title: 30